SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM 8-K

                           CURRENT REPORT

                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  June 20, 2001

                          WASTEMASTERS, INC.
           (Exact name of registrant as specified in its charter)

   Delaware                  0-12914                 52-1507818
(State or other       (Commission File Number)    (I.R.S. Employer
jurisdiction of                                  Identification No.)
incorporation)

                        205 South Bickford
                      El Reno, Oklahoma 73036
            (Address of principal executive offices) (Zip Code)

                          (405) 262-0800
        (Registrant's telephone number, including area code)


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Item 1.     Changes in Control of Registrant.

Not Applicable.

Item 2.     Acquisition or Disposition of Assets.

Not Applicable.

Item 3.     Bankruptcy or Receivership.

Not Applicable.

Item 4.     Changes in Registrant's Certifying Accountant.

Not Applicable.

Item 5.     Other Events.

On June 20, 2001, WasteMasters, Inc. (the "Company") merged with and into WasteMasters, Inc., a Delaware corporation ("WMI Delaware"), which was the survivor in the merger. WMI Delaware was a wholly-owned subsidiary of the Company prior to the merger. The merger was effected for the purpose of changing the Company's state of incorporation from Maryland to Delaware. The merger was effected without shareholder approval of either the Company or WMI Delaware pursuant to Section 253(a) of the General Corporation Law of the State of Delaware and Section 3-106(c) of the Maryland Corporation Law.

Prior to the merger, the Company was authorized to issue 500,000,000 shares of capital stock, consisting of 495,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share, all of which was outstanding in the form of the Company's Series A Preferred Stock. Prior to the merger, WMI Delaware was authorized to issue 300,000,000 shares of capital stock, consisting of 295,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. Except for the par value per share, the common stock and Series A Preferred Stock of the Company has identical rights, terms and privileges as the common stock and Series A Preferred Stock of WMI Delaware.

Pursuant to the merger, on the effective date of the merger:

-- each share of common stock of the Company is entitled to receive one share of common stock of WMI Delaware,

-- each share of Series A Preferred Stock of the Company is entitled to receive one share of Series A Preferred Stock of the WMI Delaware;

-- each option, warrant or other instrument convertible or exchangeable into shares of common stock or preferred stock of the Company is automatically convertible into an equivalent number shares of common stock or preferred stock of WMI Delaware.

The effective date of the merger was June 20, 2001. All of the outstanding certificates of the Company representing shares of stock of the Company shall be deemed for all purposes to evidence ownership of and to represent the shares of WMI Delaware, as the case may be, into which the shares of stock of the Company represented by such certificates have been converted as herein provided and shall be so registered on the books and records of WMI Delaware and its transfer agent. The registered owner of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to WMI Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of stock of WMI Delaware, as the case may be, evidenced by such outstanding certificate.

The Company decided to change its state of incorporation to Delaware because the Company believed that incorporation in Delaware would enhance the Company's efforts to attract investors and restructure or settle its liabilities.

Item 6.     Resignations of Registrant's Directors.

Not Applicable.

Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.

(a)     Financial Statements of Businesses Acquired:  None.

(b)     Pro Forma Financial Information:  None.

(c)     Exhibits:

Regulation
 S-B No.            Description

  2.1 Certificate of Ownership and Merger filed with the State of Delaware June 20, 2001

  3.1       Certificate of Incorporation of WasteMasters, Inc., a
            Delaware corporation, filed August 21, 2000

  3.2 Certificate of Amendment to Certificate of Incorporation of WasteMasters, Inc. filed June 20, 2001

  3.3       Bylaws of WasteMasters, Inc.

Item 8.     Change in Fiscal Year.

Not Applicable.

Item 9.     Sales of Equity Securities Pursuant to Regulation S

Not Applicable.

                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    WASTEMASTERS, INC.


Date: June 20, 2001                 By: /s/ A. Leon Blaser
                                    A. Leon Blaser,
                                    Chief Executive Officer